CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 21, 2011 which is incorporated by reference in this Registration Statement (Form N-1A) of Hundredfold Funds, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 47 to the Registration Statement under the Securities Act of 1933 (File No. 333-174926).

/s/ Ernst & Young LLP

New York, NY

March 12,  2012